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                                                                    Exhibit 15.1


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION




January 21, 2003

Northfield Laboratories Inc.
Evanston, Illinois

Re: Registration Statement on Form S-8

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated October 11, 2002 and December 16, 2002, related to our reviews of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG LLP

Chicago, Illinois